Exhibit 7

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: August 14, 2014

SOUTHCROSS ENERGY LLC, a Delaware limited liability company

By:	/s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

CHARLESBANK CAPITAL PARTNERS, LLC, a Massachusetts limited liability company

By:	/s/ Tami Nason
Tami Nason
General Counsel and Chief Compliance Officer

SOUTHCROSS HOLDINGS GP LLC, a Delaware limited liability company

By:	/s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

SOUTHCROSS HOLDINGS LP, a Delaware limited partnership

BY: SOUTHCROSS HOLDINGS GP LLC, Its General Partner

By:	/s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

SOUTHCROSS HOLDINGS GUARANTOR GP LLC, a Delaware limited liability company

By:	/s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

SOUTHCROSS HOLDINGS GUARANTOR LP, a Delaware limited partnership

BY: SOUTHCROSS HOLDINGS GUARANTOR GP LLC, Its General Partner

By:	/s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

SOUTHCROSS HOLDINGS BORROWER GP LLC, a Delaware limited liability company

By:	/s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

SOUTHCROSS HOLDINGS BORROWER LP, a Delaware limited partnership

BY: SOUTHCROSS HOLDINGS BORROWER GP LLC, Its General Partner

By:	/s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer